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                              DISBURSING AGREEMENT


                                  by and among


                             HUBBARD MILLING COMPANY


                               RICHARD P. CONFER


                       WINDY HILL PET FOOD COMPANY, INC.


                                       and


                          NORWEST BANK MINNESOTA, N.A.


                            Dated as of May 21, 1997

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                                TABLE OF CONTENTS
                                                                            Page

1.  REFERENCES .............................................................  2

2.  REMITTANCE OF FUNDS TO DISBURSING AGENT ON CLOSING DATE ................  3

(A) ARMOUR ESCROW ..........................................................  3
(B) ARMOUR RESERVE .........................................................  3
(C) ESTIMATED MERGER CONSIDERATION .........................................  3

3.  CLOSING DATE BALANCE SHEET ADJUSTMENTS .................................  4

(A) ARMOUR STOCK PURCHASE AGREEMENT CLOSING DATE BALANCE SHEET ADJUSTMENT ..  4
(B) MERGER AGREEMENT CLOSING DATE BALANCE SHEET ADJUSTMENT .................  4

4.  ESCROW .................................................................  5

(A) ARMOUR ESCROW ACCOUNT ..................................................  5
(B) MERGER ESCROW ACCOUNT ..................................................  5

5.  INVESTMENT OF ..........................................................  5

6.  DISBURSEMENT OF ESTIMATED MERGER CONSIDERATION .........................  6

(A) PROCEDURES FOR PAYMENT .................................................  6
(B) REMITTANCE OF UNDISBURSED FUNDS TO THE COMPANY .........................  8

7.  DISBURSEMENT OF ARMOUR RESERVE ACCOUNT .................................  8

8.  DISBURSEMENT OF ESCROW FUND ACCOUNTS ...................................  8

(A) REMITTANCE OF ESCROW ACCOUNTS ..........................................  8
(B) INDEMNIFICATION DISBURSEMENTS ..........................................  9
(C) EXPENSE REIMBURSEMENT ..................................................  9

9.  FEES, EXPENSES ......................................................... 11

10. RESIGNATION OR REMOVAL OF DISBURSING AGENT ............................. 11

(A) RESIGNATION AND REMOVAL ................................................ 11
(B) RELEASE OF DISBURSING AGENT ............................................ 11

11. RESPONSIBILITY OF DISBURSING AGENT ..................................... 11

12. NOTICES ................................................................ 11

13. TERM OF AGREEMENT ...................................................... 13

14. GOVERNING LAW .......................................................... 13

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15. MISCELLANEOUS .......................................................... 13

(A) BINDING EFFECT; NO LIEN ................................................ 13
(B) COUNTERPARTS ........................................................... 13
(C) AMENDMENTS ............................................................. 14
(D) RECEIPTS ............................................................... 14
(E) MERGER AGREEMENT ....................................................... 14
(F) ENTIRE AGREEMENT ....................................................... 14
(G) SEVERABILITY ........................................................... 14

16. THIRD PARTY BENEFICIARIES .............................................. 14


                                       ii

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                             INDEX OF DEFINED TERMS
                             (Not Part of Agreement)
                                                                         Section
                                                                         -------
Agreement ..........................................................Introduction
Armour .................................................................Recitals
Armour Capital Stock ...................................................Recitals
Armour Common Stock .............................Armour Stock Purchase Agreement
Armour Common Stock Purchase Price ..............Armour Stock Purchase Agreement
Armour Escrow Account ......................................................2(a)
Armour Escrow Amount .......................................................2(a)
Armour Reserve Account .....................................................2(b)
Armour Reserve Amount ......................................................2(b)
Armour Shareholder Representative ..................................Introduction
Armour Shareholders ............................................Merger Agreement
Armour Stock Purchase Agreement ........................................Recitals
Armour Stock Purchase Indemnification Obligations ......................Recitals
Buyer ..............................................................Introduction
Buyer Subsidiary .......................................................Recitals
Closing Date ...................................................Merger Agreement
Closing Date Balance Sheet .....................................Merger Agreement
Common Stock Merger Consideration ..............................Merger Agreement
Common Stock Merger Consideration Per Share ....................Merger Agreement
Converted Shares .......................................................Recitals
Disbursing Agent ...................................................Introduction
Dissenting Holders .............................................Merger Agreement
Effective Time .................................................Merger Agreement
Estimated Armour Common Stock Purchase Price ....Armour Stock Purchase Agreement
Estimated Common Stock Merger Consideration ....................Merger Agreement
Estimated Merger Consolidation .............................................2(c)
Hubbard ............................................................Introduction
Hubbard Capital Stock ..................................................Recitals
Hubbard Class A Common Stock ...................................Merger Agreement
Hubbard Class B Common Stock ...................................Merger Agreement
Hubbard 5% Preferred Stock .....................................Merger Agreement
Indemnified Party ............................................ Merger Agreement;
 ................................................Armour Stock Purchase Agreement
Initial Common Stock Payment Account ...................................2(c)(iv)
Initial Common Stock Payment Amount ....................................2(c)(iv)
Letter of Transmittal ...................................................6(a)(i)
Merger .................................................................Recitals
Merger Agreement .......................................................Recitals


                                      iii
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Merger Agreement Indemnification Obligations ...........................Recitals
Merger Escrow Account ..................................................2(c)(ii)
Merger Escrow Amount ...................................................2(c)(ii)
Merger Reserve Account ................................................2(c)(iii)
Merger Reserve Amount .................................................2(c)(iii)
Permitted Investments .........................................................5
Preferred Stock Account .................................................2(c)(i)
Preferred Stock Merger Consideration ...........................Merger Agreement
Shareholder Representative .........................................Introduction


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            THIS DISBURSING AGREEMENT ("Agreement") is made as of the 21st day of May, 1997 by and among HUBBARD MILLING COMPANY, a Minnesota corporation ("Hubbard"), RICHARD P. CONFER, as the Armour Shareholder Representative under the Armour Stock Purchase Agreement (as hereinafter defined) (together with any successor representative appointed under the Armour Stock Purchase Agreement, the "Armour Shareholder Representative"), RICHARD P. CONFER, as the Shareholder Representative under the Merger Agreement (as hereinafter defined) (together with any successor representative appointed under the Merger Agreement, the "Shareholder Representative"), WINDY HILL PET FOOD COMPANY, INC., a Delaware corporation ("Buyer"), and NORWEST BANK MINNESOTA, N.A., a national banking association, as disbursing agent (the "Disbursing Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement.

                                   WITNESSETH:

            WHEREAS, the issued and outstanding capital stock of Hubbard consists of 18,329 shares of Hubbard 5% Preferred Stock, 1,145,050 shares of Hubbard Class A Common Stock, and 14,511,823 shares of Hubbard Class B Common Stock (hereinafter collectively called the "Hubbard Capital Stock");

            WHEREAS, all of the issued and outstanding Hubbard Capital Stock is owned by Armour Corporation, a Delaware corporation ("Armour"), and certain other persons;

            WHEREAS, Buyer is to acquire Hubbard by (i) purchasing all of the issued and outstanding capital stock of Armour (the "Armour Capital Stock") from the Armour Shareholders pursuant to that certain Stock Purchase Agreement dated as of April 22, 1997, between Buyer and the Armour Shareholders (the "Armour Stock Purchase Agreement"), and (ii) thereafter effecting the merger (the "Merger") of Windy Hill Pet Food Acquisition Co., a wholly-owned subsidiary of Buyer ("Buyer Subsidiary"), with and into Hubbard pursuant to that certain Merger Agreement dated as of March 21, 1997, as amended March 31, 1997, among Hubbard, Buyer, and Buyer Subsidiary (the "Merger Agreement");

            WHEREAS, Section 2.02(b) of the Armour Stock Purchase Agreement requires Buyer to remit to the Disbursing Agent on the Closing Date (i) funds to be held in escrow to provide the sole source of funds and property to satisfy the Armour Stock Purchase Indemnification Obligations (as hereinafter defined), and (ii) funds to be held by the Disbursing Agent pending a final determination of the Armour Common Stock Purchase Price (as defined in the Armour Stock Purchase Agreement), such funds to be held and disbursed by the Disbursing Agent pursuant to the terms and conditions set forth below;

            WHEREAS, Section 8.02(a) of the Armour Stock Purchase Agreement sets forth the indemnification obligations of the Armour Shareholders, which indemnification obligations set forth in clauses (iii) through (vii) of said
Section 8.02 (a) are to be secured by
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an escrow (the indemnification obligations set forth in clauses (iii) through
(vii) of said Section 8.02(a) are hereinafter called the "Armour Stock Purchase Indemnification Obligations");

            WHEREAS, Section 2.02(a) of the Merger Agreement requires Buyer to remit to the Disbursing Agent on the Closing Date (i) funds to be held and disbursed by the Disbursing Agent to the holders of Converted Shares (as hereinafter defined) prior to the final determination of the Common Stock Merger Consideration Per Share, (ii) funds to be held by the Disbursing Agent pending a final determination of the Common Stock Merger Consolidation Per Share, and
(iii) funds to be held in escrow to provide the sole source of funds and property to satisfy the Merger Agreement Indemnification Obligations (as hereinafter defined);

            WHEREAS, the Merger Agreement provides that from and after the Effective Time, the shareholders of Hubbard, other than Armour or a Dissenting Holder, may surrender the certificate or certificates held by such persons representing shares of Hubbard Capital Stock immediately prior to the Effective Time (the shares held by persons other than Armour or a Dissenting Holder are hereinafter called the "Converted Shares") to the Disbursing Agent and receive in exchange an amount in cash calculated as set forth in Section 2.02 of the Merger Agreement;

            WHEREAS, none of the shareholders of Hubbard have elected to exercise their dissenters' rights under Section 302A.473 of the Minnesota Business Corporation Act and, accordingly, there are no Dissenting Holders;

            WHEREAS, Section 9.02(a) of the Merger Agreement sets forth the indemnification obligations of the shareholders of Hubbard, all of which indemnification obligations are to be secured by an escrow (the "Merger Agreement Indemnification Obligations"); and

            WHEREAS, the Merger Agreement and the Armour Stock Purchase Agreement require the execution of this Agreement to effect the foregoing arrangements;

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. References. This Agreement is the Disbursing Agreement referred to in the Merger Agreement and the Armour Stock Purchase Agreement.

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            2. Remittance of Funds to Disbursing Agent on Closing Date.

                  (a) Armour Escrow Account. Buyer hereby remits to the Disbursing Agent, and the Disbursing Agent hereby acknowledges receipt thereof, immediately available funds in the amount of Five Hundred Ten Thousand Nine Hundred Sixty Dollars ($510,960) pursuant to Section 2.02(b)(ii) of the Armour Stock Purchase Agreement (the "Armour Escrow Amount"). The Armour Escrow Amount shall be held in a separate account (the "Armour Escrow Account") and shall be applied in accordance with Section 8 of this Agreement.

                  (b) Armour Reserve Account. Buyer hereby remits to the Disbursing Agent, and the Disbursing Agent hereby acknowledges receipt thereof, immediately available funds in the amount of Three Hundred Eighty Four Thousand Three Hundred Two and 47/100 Dollars ($384,302.47) pursuant to Section 2.02(b)(iii) of the Armour Stock Purchase Agreement (the "Armour Reserve Amount"). The Armour Reserve Amount shall be held in a separate account (the "Armour Reserve Account") pending final determination of the Armour Common Stock Purchase Price as provided in Section 3(a) of this Agreement.

                  (c) Estimated Merger Consideration. Buyer hereby remits to the Disbursing Agent, and the Disbursing Agent hereby acknowledges receipt thereof, immediately available funds in the aggregate amount of One Hundred Forty Eight Million Three Hundred Five Thousand Six Hundred Eleven and 41/100 Dollars ($148,305,611.41) pursuant to Section 2.02(a) of the Merger Agreement (the "Estimated Merger Consideration"). The Estimated Merger Consideration shall be applied as follows:

                  (i) the Disbursing Agent shall deposit the amount of Nine Hundred Twenty Five Thousand Four Hundred Thirty One and 21/100 Dollars ($925,431.21), representing the Preferred Stock Merger Consideration in a separate account (the "Preferred Stock Account") to be applied in accordance with Section 6 of this Agreement;

                  (ii) the Disbursing Agent shall deposit the amount of Nine Million Four Hundred Eighty-Nine Thousand Forty Dollars ($9,489,040) (the "Merger Escrow Amount") in a separate account (the "Merger Escrow Account") to be applied in accordance with Section 8 of this Agreement;

                  (iii) the Disbursing Agent shall deposit the amount of Six Million Eight Hundred Fifty Three Thousand Five Hundred Twenty and 30/100 Dollars ($6,853,520.30) (the "Merger Reserve Amount") in a separate account (the "Merger Reserve Account") to be held pending final determination of the Common Stock Merger Consideration as provided in
      Section 3(b) of this Agreement; and

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                  (iv) the Disbursing Agent shall deposit the amount of One
      Hundred Thirty One Million Thirty Seven Thousand Six Hundred Nineteen and 90/100 Dollars ($131,037,619.90) (the "Initial Common Stock Payment Amount") in a separate account (the "Initial Common Stock Payment Account") to be applied in accordance with Section 6 of this Agreement.

            3. Closing Date Balance Sheet Adjustments.

                  (a) Armour Stock Purchase Agreement Closing Date Balance Sheet Adjustment. Within two (2) business days of the calculation of the Armour Common Stock Purchase Price, Buyer and the Armour Shareholder Representative shall deliver to the Disbursing Agent a statement signed by Buyer and the Armour Shareholder Representative setting forth the Armour Common Stock Purchase Price and the Estimated Armour Common Stock Purchase Price (as defined in the Armour Stock Purchase Agreement). Buyer shall concurrently with the delivery of such statement remit to the Disbursing Agent immediately available funds in an amount equal to the excess (if any) of (i) the Armour Common Stock Purchase Price over
(ii) the Estimated Armour Common Stock Purchase Price, which excess shall be held in the Armour Reserve Account and disbursed by the Disbursing Agent in accordance with Section 7 of this Agreement. Alternatively, if the Estimated Armour Common Stock Purchase Price exceeds the Armour Common Stock Purchase Price, the Disbursing Agent shall, from funds in the Armour Reserve Account, remit such excess to the Buyer within two (2) business days of receipt of such statement and the balance of the funds in the Armour Reserve Account shall be disbursed by the Disbursing Agent in accordance with Section 7 of this Agreement.

                  (b) Merger Agreement Closing Date Balance Sheet Adjustment. Within two (2) business days of the delivery of the Closing Date Balance Sheet, Buyer and the Shareholder Representative shall deliver to the Disbursing Agent a statement signed by Buyer and Shareholder Representative setting forth the Common Stock Merger Consideration and the Estimated Common Stock Merger Consideration. Buyer shall concurrently with the delivery of such statement remit to the Disbursing Agent immediately available funds in an amount equal to the excess (if any) of (i) the Common Stock Merger Consideration over (ii) the Estimated Common Stock Merger Consideration, which excess shall be held in the Merger Reserve Account and disbursed by the Disbursing Agent in accordance with
Section 6 of this Agreement. Alternatively, if the Estimated Common Stock Merger Consideration exceeds the Common Stock Merger Consideration, the Disbursing Agent shall from the funds in the Merger Reserve Account, remit such excess to the Buyer within two (2) business days of such statement and the balance of the funds in the Armour Reserve Account shall be disbursed by the Disbursing Agent in accordance with Section 6 of this Agreement.

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            4. Escrow Accounts.

            (a) Armour Escrow Account. The Armour Escrow Account shall be held by the Disbursing Agent for the account of the Armour Shareholders pursuant to the terms and conditions of this Agreement solely for application in accordance with the terms of this Agreement. All funds held in the Armour Escrow Account shall only be released by the Disbursing Agent in accordance with Section 8 of this Agreement.

            (b) Merger Escrow Account. The Merger Escrow Account shall be held by the Disbursing Agent for the account of the Shareholders pursuant to the terms and conditions of this Agreement solely for application in accordance with the terms of this Agreement. All funds held in the Merger Escrow Account shall be released by the Disbursing Agent only in accordance with Section 8 of this Agreement.

            5. Investment of Funds. The Disbursing Agent is empowered and directed, upon receipt of written instructions signed by (i) the Shareholder Representative in the case of funds held in the Merger Escrow Account and the Merger Reserve Account, and (ii) the Armour Shareholder Representative in the case of funds held in the Armour Escrow Account and the Armour Reserve Account, to invest said funds in the Norwest Advantage U.S. Government Fund and/or Norwest Advantage Treasury Fund (collectively "Permitted Investments") as the Shareholder Representative or the Armour Shareholder Representative, as the case may be, shall direct. The Disbursing Agent is further authorized to sell or redeem any or all Permitted Investments and to reinvest the proceeds of such sales or redemptions in Permitted Investments, all upon written instructions signed by the Shareholder Representative or the Armour Shareholder Representative, as the case may be. The Disbursing Agent is further authorized to sell or redeem any or all of said investments without further instructions as may be necessary from time to time to pay in cash any Merger Agreement Indemnification Obligations or Armour Stock Purchase Indemnification Obligations in accordance with Section 8 hereof or to make payments from the Merger Reserve Account in accordance with Section 6(a)(iii) hereof and payments from the Armour Reserve Account in accordance with Section 7 hereof. In the absence of instructions from the Armour Shareholder Representative or the Shareholder Representative, as the case may be, funds held in the Merger Escrow Account, the Merger Reserve Account, the Armour Escrow Account and the Armour Reserve Account shall be invested and reinvested in Norwest Advantage U.S. Government Fund. Notwithstanding any of the foregoing, no portion of the funds held in the Merger Escrow Account, the Merger Reserve Account, the Armour Escrow Account or the Armour Reserve Amount may be held in an investment which cannot be sold, redeemed or otherwise liquidated at the holder's option in ninety (90) days or less without loss of interest or discount. All amounts and investments (other then bearer instruments) held in the Merger Escrow Account, the Merger Reserve Account, the Armour Escrow Account or the Armour Reserve Account shall be registered and held in the name of the Disbursing Agent, as Disbursing Agent hereunder. All income earned on the Merger Escrow Account, the Merger Reserve Account, the Armour Escrow Account or the Armour Reserve Account shall be credited to

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such account and shall be distributed in accordance with the other provisions of this Agreement.

            6. Disbursement of Estimated Merger Consideration.

                  (a) Procedures for Payments to Shareholders. The following procedures shall apply for payments by the Disbursing Agent to each holder of Converted Shares:

                  (i) Upon the Disbursing Agent's receipt of (i) certificate(s) which represent Converted Shares, and (ii) a duly executed letter of transmittal with respect to such Converted Shares in the form attached as Exhibit A hereto (the "Letter of Transmittal"), the Disbursing Agent is hereby directed to deliver, or cause to be delivered, in accordance with the instructions in the Letter of Transmittal, (A) a check in respect of funds held in the Preferred Stock Account in an amount equal to $50.49 with respect to each share of Hubbard 5% Preferred Stock represented by such surrendered certificate(s) and (B) a check in respect of funds held in the Initial Common Stock Payment Account in an amount equal to $8.82 with respect to each share of Hubbard Class A Common Stock and/or Hubbard Class B Common Stock represented by such surrendered certificate(s). If any holder of Converted Shares is entitled to receive $500,000 or more pursuant to clause (A) or (B) above, the Disbursing Agent shall make the foregoing payments by wire transfer of immediately available funds to any such holder who has provided wire payment instructions in the Letter of Transmittal, and mail written notice thereof to such holder's address listed in the Letter of Transmittal. Such check or wire transfer shall be sent on the Closing Date with respect to any certificate duly delivered to the Disbursing Agent at least two (2) business days prior to the Effective Time and as soon as practicable following receipt thereof with respect to any certificate thereafter duly delivered to the Disbursing Agent. No interest will be paid to, or accrued for the benefit of, any registered owner on the cash payable upon surrender of any certificate.

                  (ii) At least five (5) days prior to the Effective Time, Hubbard shall deliver to the Disbursing Agent a list, certified by the Secretary of Hubbard, of the registered owners of Converted Shares, identifying the registered owners (and the amount of shares owned) of Hubbard Capital Stock as of the Effective Time. The Disbursing Agent is authorized and directed to cancel all certificates formerly representing Converted Shares received by the Disbursing Agent after verification against such list and upon making payment to the holders of Converted Shares as provided in clause (i) of this Section 6(a). The Disbursing Agent will thereafter return canceled certificates formerly representing Converted Shares to the Secretary of Hubbard.

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                  (iii) Upon delivery to the Disbursing Agent of the statement required by Section 3(b) hereof setting forth the Common Stock Merger Consideration and after making any deposit to or disbursement of funds from the Merger Reserve Account required by Section 3(b) hereof, and subject to the receipt of the documents required by clause (i) of this
      Section 6(a), the Disbursing Agent is hereby directed to deliver, or cause to be delivered, in accordance with the instructions in the Letter of Transmittal, a check or wire in respect of funds held in the Merger Reserve Account in an amount with respect to each share of Hubbard Class A Common Stock and/or Hubbard Class B Common Stock represented by the surrendered certificate(s) equal to (A) the amount of funds held in the Merger Reserve Account immediately after the deposits or disbursements required by Section 3(b) hereof, divided by (B) 14,856,873. Such check or wire shall be sent within two (2) business days following the receipt of the statement required by Section 3(b) of the Common Stock Merger Consideration with respect to any certificate duly delivered to the Disbursing Agent pursuant to clause (i) of this Section 6(a) at least two
      (2) business days prior to the delivery of such statement, and at the time of delivery of the check required by clause (i) of this Section 6(a) with respect to any certificate delivered to the Disbursing Agent after the delivery to the Disbursing Agent of such statement.

                  (iv) The Disbursing Agent is authorized and directed to pass upon the adequacy of the items received by the Disbursing Agent, including compliance with the instructions contained in the Letter of Transmittal, applying the same standards with respect to payment to someone other than the registered owners as the Disbursing Agent would apply in its capacity as a corporation's transfer agent for shares of its common stock, with respect to transfer of common stock from one registered owner to another, and when inadequacies exist as to any matter to take such action as the Disbursing Agent may deem appropriate in seeking to cause such inadequacies to be remedied.

                  (v) If a registered owner of Converted Shares reports the loss or destruction of any certificate, upon the making of an affidavit of that fact by the registered owner claiming such certificate to have been lost, stolen or destroyed, the consideration to which such registered owner would have been entitled hereof but for failure to deliver such certificate to the Disbursing Agent shall nevertheless be paid to such registered owner, provided that the Disbursing Agent and Hubbard shall as a condition precedent to such payment, require such registered owner to give the Disbursing Agent a surety bond in such sum as the Disbursing Agent and Hubbard may direct as indemnity against any claim that may be made against Hubbard or the Disbursing Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

      The Disbursing Agent will have no duty to arrange for the surety bond or perform any other duties to locate lost, stolen or destroyed certificates.

                  (b) Remittance of Undisbursed Funds to the Company. On November 26, 1997, (i) the Disbursing Agent shall furnish Hubbard with a final report showing the disposition of cash delivered to the Disbursing Agent for disbursement to the holders of the Converted Shares pursuant to this Section 6 and the amount of such cash not theretofore properly claimed and disbursed, together with the names and addresses of all persons on the list referred to in
Section 6(a)(ii) of this Agreement who have not properly surrendered their certificates representing Converted Shares, and (ii) the Disbursing Agent shall remit to Hubbard, as the surviving corporation of the Merger, the remaining balance of the Preferred Stock Account, Initial Common Stock Payment Account, and Merger Reserve Account. Hubbard, by its acceptance of such remaining balance, acknowledges and agrees that it shall be solely liable (and the Disbursing Agent shall have no liability whatsoever) for any payments required to be made thereafter under the Merger Agreement to any holder of Converted Shares, except for payments required by Section 8(a) hereof.

            7. Disbursement of Armour Reserve Account. Prior to the Effective Time, the Armour Shareholder Representative shall deliver to the Disbursing Agent a list, certified by the secretary of Armour, of the registered owners of Armour Common Stock (as defined in the Armour Stock Purchase Agreement), identifying the registered owners (and the number of shares of Armour Common Stock owned) and the address to which payments are to be sent by the Disbursing Agent. Following the calculation of the Armour Common Stock Purchase Price and the receipt by the Disbursing Agent of additional funds from the Buyer or the remittance of funds by the Disbursing Agent to the Buyer, as the case may be, as provided in Section 3(a) of this Agreement, the Disbursing Agent is hereby directed to deliver, or cause to be delivered, in accordance with the written instructions provided by the Armour Shareholder Representative, a check in respect of funds held in the Armour Reserve Account in an amount with respect to each share of Armour Common Stock equal to (A) the amount of funds held in the Armour Reserve Account immediately after the deposits or disbursements required by Section 3(a) hereof, divided by (B) 10,000. Such checks shall be sent within two (2) business days following receipt of the statement required by Section 3(a) of the Armour Common Stock Purchase Price.

            8. Disbursement of Escrow Fund Accounts.

                  (a) Remittance of Escrow Accounts. Except as otherwise provided in Section 8(b) of this Agreement, on the date which is eighteen (18) months after the Effective Time, the Disbursing Agent shall (i) pay to the Shareholder Representative from funds held in the Merger Escrow Account the amount, if any, payable to the Shareholder representative pursuant to Section
8.05 of the Merger Agreement as set forth in a written statement signed by the Shareholder Representative, and (ii) pay to the Armour Shareholder Representative from funds held in the Armour Escrow Account the amount, if any, payable to the Armour Shareholder Representative pursuant to Section 7.05 of the Armour Stock Purchase Agreement as set forth in a written statement signed by the Armour Shareholder Representative. Following such payments to the Shareholder Representative and the Armour Shareholder Representative, the Disbursing Agent shall remit (i) the then remaining balance in the Armour Escrow Account including interest accrued thereon to the holders of Armour Common Stock pro rata (based upon their ownership of Armour Common Stock as set forth in the list referred to in Section 7 hereof) by delivery of checks in accordance with the written instructions provided by the Armour Shareholder Representative; and (ii) the then remaining balance in the Merger Escrow Account including interest accrued thereon to the holders (other than Armour) of shares of Hubbard Class A Common Stock and Hubbard Class B Common Stock on a pro rata basis based upon their ownership of such shares by delivery of checks to such holders in accordance with the instructions contained in the Letters of Transmittal referred to in clause (i) of Section 6(a) hereof (or in accordance with written instructions from the Shareholder Representative with respect to any Shareholder who has not submitted a Letter of Transmittal to the Disbursing Agent).

                  (b) Indemnification Disbursements. If the Disbursing Agent receives a written notice of a claim from an Indemnified Party seeking indemnification for an Armour Stock Purchase Indemnification Obligation or a Merger Agreement Indemnification Obligation, as the case may be, the Disbursing Agent shall promptly provide a copy of such notice to the Shareholder Representative and the Armour Shareholder Representative and thereafter shall release and deliver to the Indemnified Party such amount in the Escrow Accounts necessary to satisfy such claim unless the Shareholder Representative or the Armour Shareholder Representative objects in writing to such release to the Indemnified Party and the Disbursing Agent within thirty (30) days of the date of receiving a copy of the Indemnified Party's notice to the Disbursing Agent. If the Shareholder Representative or the Armour Shareholder Representative objects in accordance with the preceding sentence, the Disbursing Agent shall not release any funds from the Armour Escrow Account or the Merger Escrow Account to the Indemnified Party, except for any undisputed amount of such claim (which shall be released), until final settlement of such dispute between the Indemnifying Party and the Indemnified Party in accordance with the terms of the Merger Agreement and the Armour Stock Purchase Agreement and receipt of a joint direction from the Buyer, the Shareholder Representative and the Armour Shareholder Representative that the Disbursing Agent pay to Buyer the amount of such claim in accordance with such final settlement. Any payment of any claim shall be made 94.8904% from funds held in the Merger Escrow Account and 5. 1096% from funds held in the Armour Escrow Account.

                  (c) Expense Reimbursement.

                  (i) If the Disbursing Agent receives a written statement from the Shareholder Representative for reimbursement of expenses incurred by the Shareholder Representative pursuant to Section 8.02 of the Merger Agreement, subject to the limitations set forth below, the Disbursing Agent shall reimburse the

      Shareholder Representative for the amount of such expenses from funds held in the Merger Escrow Account. In the event that the amount of any statement for reimbursement of expenses submitted by the Shareholder Representative, together with the amount of all prior statements submitted by the Shareholder Representative exceeds the aggregate amount of income earned on funds held in the Merger Escrow Account from and after the date of this Agreement, prior to reimbursing the Shareholder Representative for such expenses the Disbursing Agent shall provide a copy of such statement to the Buyer. The Disbursing Agent shall reimburse the Shareholder Representative for the amount of such statement unless the Buyer objects in writing to the Shareholder Representative and the Disbursing Agent to such reimbursement within thirty (30) days of receiving a copy of such statement on the grounds that the expenses listed therein were not reasonably incurred. In the event that the Buyer objects in accordance with the preceding sentence, the Disbursing Agent shall not pay such statement, except for any undisputed amount (which shall be paid), until final settlement of such dispute between Buyer and the Shareholder Representative in accordance with the Merger Agreement, and receipt of a joint direction from Buyer and the Shareholder Representative that the Disbursing Agent pay to the Shareholder Representative the amount of such statement in accordance with such final settlement.

                  (ii) If the Disbursing Agent receives a written statement from the Armour Shareholder Representative for reimbursement of expenses incurred by the Armour Shareholder Representative pursuant to Section 7.02 of the Armour Stock Purchase Agreement, subject to the limitations set forth below, the Disbursing Agent shall reimburse the Armour Shareholder Representative for the amount of such expenses from funds held in the Armour Escrow Account. In the event that the amount of any statement for reimbursement of expenses submitted by the Armour Shareholder Representative, together with the amount of all prior statements submitted by the Armour Shareholder Representative exceeds the aggregate amount of income earned on funds held in the Armour Escrow Account from and after the date of this Agreement, prior to reimbursing the Armour Shareholder Representative for such expenses the Disbursing Agent shall provide a copy of such statement to the Buyer. The Disbursing Agent shall reimburse the Armour Shareholder Representative for the amount of such statement unless the Buyer objects in writing to the Armour Shareholder Representative and the Disbursing Agent to such reimbursement within thirty (30) days of receiving a copy of such statement on the grounds that the expenses listed therein were not reasonably incurred. In the event that the Buyer objects in accordance with the preceding sentence, the Disbursing Agent shall not pay such statement, except for any undisputed amount (which shall be paid), until final settlement of such dispute between Buyer and the Armour Shareholder Representative in accordance with the Armour Stock Purchase Agreement, and receipt of a joint direction from Buyer and the Armour Shareholder Representative that the Disbursing

      Agent pay to the Armour Shareholder Representative the amount of such statement in accordance with such final settlement.

            9. Fees, Expenses. Buyer agrees to pay the Disbursing Agent fees for services hereunder or in connection herewith in accordance with Schedule I hereto and to reimburse the Disbursing Agent for all expenses incurred by the Disbursing Agent pursuant to or in connection with services hereunder or in connection herewith.

            10. Resignation or Removal of Disbursing Agent.

                  (a) Resignation and Removal. The Disbursing Agent may resign following the giving of thirty (30) days' prior written notice to Buyer, the Shareholder Representative and the Armour Shareholder Representative. Similarly, the Disbursing Agent may be removed and replaced following the giving of thirty
(30) days' prior written notice to the Disbursing Agent by Buyer, the Shareholder Representative and the Armour Shareholder Representative. In either event, the duties of the Disbursing Agent shall terminate thirty (30) days after the date of such notice (or at such earlier date as may be mutually agreeable), and the Disbursing Agent shall then deliver the balance of the funds then in its possession pursuant to this Agreement to a successor Disbursing Agent as shall be appointed by mutual agreement of Buyer, the Shareholder Representative and the Armour Shareholder Representative as evidenced by a written notice filed with the Disbursing Agent.

                  (b) Release of Disbursing Agent. Upon acknowledgment by any successor Disbursing Agent of the receipt of the funds transferred to such successor Disbursing Agent pursuant to Section 10(a), the then acting Disbursing Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement, other than liability for any action taken or omitted by such Disbursing Agent under this Agreement that shall have constituted gross negligence or willful misconduct.

            11. Responsibility of Disbursing Agent. The Disbursing Agent agrees to hold all funds delivered to it hereunder under the terms and conditions hereof and to perform the acts and duties imposed upon it hereby. If at any time in the performance of its duties hereunder it is necessary for the Disbursing Agent to receive, accept or act upon any notices submitted to it hereunder, it shall be entitled to deem the signatories thereof as being those purported to sign such notices on behalf of the parties thereto and shall be entitled to rely upon the genuiness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind. The Disbursing Agent may act in reliance upon the advice of counsel in reference to any matter relating hereto and shall not be liable for any acts or omissions of any kind unless occasioned by its own negligence or willful misconduct.

            12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly delivered on the day they are delivered personally or, if mailed, three days after being deposited in the mail, first class, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) If to Buyer or Hubbard, to or, in the case of Hubbard, in care of:

                   Windy Hill Pet Food Company, Inc.
                   c/o Dartford Partnership
                   456 Montgomery Street
                   Suite 2200
                   San Francisco, California 94104

                   Attention:  Ray Chung

                         with a copy to:

                   Richards & O'Neil LLP
                   885 Third Avenue
                   New York, New York 10022-4802

                   Attention:  Ann F. Chamberlain

            (b) If to the Armour Shareholder Representative or the Shareholder Representative, to:

                   Richard P. Confer
                   424 North Riverfront Drive
                   Mankato, Minnesota 56001

                          with a copy to:

                   Faegre & Benson LLP
                   2200 Norwest Center
                   90 South Seventh Street
                   Minneapolis, MN 55402

                   Attention:  Thomas G. Morgan

            (c)    If to the Disbursing Agent:

                   Norwest Bank Minnesota, N.A.
                   Master Trust & Custody Services
                   Norwest Center
                   6th and Marquette
                   Minneapolis, MN 55479-0065

                   Attention:  Ms. Marni E. Johnson, Account Manager
                   Telephone:  612-667-4755
                   Facsimile:  612-667-6075

In the event notice is required to be delivered hereunder to any Indemnifying Party or Indemnified Party (as such terms are defined in the Armour Stock Purchase Agreement and the Merger Agreement), such notice shall be deemed duly delivered if delivered in accordance with the notice provisions of the Armour Stock Purchase Agreement or the Merger Agreement, as applicable.

            13. Term of Agreement. This Agreement, and the Disbursing Agent's duties hereunder, shall terminate at such time as the Disbursing Agent shall have disbursed all of the funds held by the Disbursing Agent hereunder in accordance with the provisions of this Agreement.

            14. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the state of Minnesota without regard to principles of conflict of laws.

            15. Miscellaneous.

                  (a) Binding Effect; No Lien. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The Disbursing Agent shall not have a lien or adverse claim upon, or any other right whatsoever to payment from, any funds in its possession pursuant to this Agreement (or interest earned thereon) for or on account of any right to payment or reimbursement hereunder or otherwise.

                  (b) Counterparts. This Agreement and any notice, demand or instruction pursuant hereto may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument; provided, however, that the Disbursing Agent shall not be bound by or act in accordance with any such counterpart until all counterparts are received by it.

                  (c) Amendments. This Agreement may be modified, amended or canceled only by a written instrument signed by all parties hereto.

                  (d) Receipts. The Disbursing Agent shall provide receipts to the Buyer for all funds deposited hereunder, with a copy thereof to the Shareholder Representative and the Armour Shareholder Representative.

                  (e) Merger Agreement. A copy of the Armour Stock Purchase Agreement and the Merger Agreement has been provided to the Disbursing Agent in connection with the execution hereof and the Disbursing Agent understands the terms of such agreements incorporated by reference herein.

                  (f) Entire Agreement. This Agreement, along with the Armour Stock Purchase Agreement and the Merger Agreement, embodies the entire agreement between the parties with respect to the subject matter herein and there are no restrictions, provisions, representations, warranties, covenants or undertakings relating to such subject matter other than those set forth or provided for herein.

                  (g) Severability. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity shall not impair or otherwise affect the validity or enforceability of any other provision of this Agreement.

            16. Third Party Beneficiaries. This Agreement is for the benefit of the registered owners of the Armour Common Stock and the Converted Shares, and such owners are entitled to rely upon its provisions.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                      HUBBARD MILLING COMPANY


                                      By /s/ Richard P. Confer
                                         ---------------------------------------
                                       Its President


                                      /s/ Richard P. Confer
                                      ------------------------------------------
                                       Richard P. Confer, as Shareholder
                                         Representative and Armour Shareholder
                                         Representative


                                      WINDY HILL PET FOOD COMPANY, INC.


                                      By /s/ Ray Chung
                                         ---------------------------------------
                                        Its Executive Vice President


                                      NORWEST BANK MINNESOTA, N.A.


                                      By /s/ Brian P. Crevoiserat
                                         ---------------------------------------
                                        Its Vice President

                                                                      Schedule I

                     NORWEST MASTER TRUST & CUSTODY SERVICES
                   FEE PROPOSAL FOR DISBURSING AGENT SERVICES
                             HUBBARD MILLING COMPANY

Initial Relationship Set-Up (One-Time)(1)                          $1,500.00

Annual Account Maintenance (Per Account)(1)                        $1,250.00

Transmittal Letter Processing/Certificate Receipt
  (Per Letter/Certificate)                                         $   20.00

Wire Disbursement (Per Wire)                                       $   15.00

Check Disbursement (Per Check)                                     $   10.00

1099 Issuance (Per 1099)                                           $   10.00

Address Maintenance (Per Maintenance Request)                      $   10.00


M1:0236796.12


----------
(1) Payable at closing ($9,OOO total)